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                                                                    Exhibit 99.1

                          CONSENT OF DIRECTOR NOMINEE

    The undersigned, pursuant to Rule 438 under the Securities Act, consents to the use of his name in the Registration Statement on Form S-1 of TTM Technologies, Inc. as a person who is a Director Nominee of TTM
Technologies, Inc.

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
Date: September 20, 2000                       /s/ JOHN G. MAYER
                                               --------------------------------------------
                                               John G. Mayer
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